Exhibit 8.1

PricewaterhouseCoopers SA
Avenue Giuseppe-Motta 50
Case postale 2895
1211 Genève 2
Switzerland
Transocean Ltd.	Phone +41 58 792 91 00
Blandonnet International Business Center	Fax +41 58 792 91 10
Building F, 7th Floor	www.pwc.ch
Chemin de Blandonnet
Vernier, Switzerland

19 December 2008

Transocean Ltd. - Registration Statement on Form S-3

Dear Sirs,

We have acted as special Swiss tax advisor to Transocean Ltd., a Swiss corporation (the “Company”), in connection with the registration under the Securities Act of 1933 (the Act) on Form S-3 (the Registration Statement) of up to 651,572 registered shares of CHF 15 par value each of the Company (the Registered Shares) that are issuable upon the exercise of warrants (the Warrants) assumed by the Company in connection with a change of the place of incorporation of the Company’s group holding company from the Cayman Islands to Switzerland.

We have been requested to deliver this opinion as to certain matters of Swiss taxation relating to Transocean Ltd. as well as the Swiss tax consequences to shareholders of Transocean Ltd. described in the Registration Statement.

For purposes of the opinion set forth below, we have read the Registration Statement and (i) ruling letters from the Swiss Federal Tax Authorities and ruling letters from the Zug and Geneva Cantonal Tax Authorities (all as obtained prior to closing) and (ii) such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion. We have assumed without investigation or verification that all statements contained in the aforementioned documents are true, correct and complete as of the date hereof.

Based upon and subject to the foregoing, the discussion in the Registration Statement contained under the heading “Swiss Tax Considerations” is on the date hereof and subject to limitations, qualifications and assumptions described therein and in this opinion and insofar as it addresses matters of Swiss or Zug or Geneva tax law or considerations, an accurate summary in all material respects of the tax matters purported to be described therein.

Our opinion is based on the current provisions of Swiss tax law and the regulations thereunder in effect on the date hereof, all judicial decisions interpreting such provisions reported before the date

With offices in Aarau, Basel, Berne, Chur, Geneva, Lausanne, Lugano, Lucerne, Neuchâtel, Sitten, St. Gallen, Thun, Winterthur, Zug and Zurich, PricewaterhouseCoopers AG is a provider of auditing services and tax, legal and business consultancy services. PricewaterhouseCoopers AG is a member of a global network of companies that are legally independent of one another; the network is represented in some 150 countries throughout the world.

hereof, all proposed amendments to Swiss Federal tax law, Cantonal tax law and the regulations thereunder announced or released by the Swiss Confederation or the Cantons prior to the date hereof and our understanding of the current published administrative policies and assessment practices of the Swiss Federal tax authorities and the concerned Cantonal tax authorities. It is possible that changes could be made to such legislation, regulations, proposed amendments or administrative practices and assessment policies after the date of the Registration Statement that could affect our opinion and the accuracy of the summary of the principal material Swiss income tax, withholding tax, issuance and transfer stamp tax considerations referred to above. We do not undertake to inform you of any such changes or any changes to such legislation, regulations, proposed amendments or administrative policies or assessments or of any judicial decisions practices after the date of the Registration Statement that may affect our opinion. Other than expressly stated herein, we express no opinion on the correctness or completeness of the Registration Statement.

This opinion is furnished by us, as special Swiss tax advisor to the Company, in connection with the filing of the Registration Statement, and except as provided elsewhere, it may not be used, copied, circulated or relied upon by any party or for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

This opinion shall be governed by and construed in accordance with the laws of Switzerland.

Yours sincerely

PricewaterhouseCoopers SA

/s/ Monica Cohen-Dumani	/s/ Markus Anderrüthi	/s/ Andreas Staubli
Monica Cohen-Dumani	Markus Anderrüthi	Andreas Staubli

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